Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 30, 2013
FOR IMMEDIATE RELEASE

Washington Trust Announces Record Earnings for Fourth Quarter and Full Year 2012
Diluted Earnings Per Share up 17% over 2011

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced fourth quarter 2012 net income of $9.0 million, or $0.55 per diluted share. On a diluted earnings per share basis, fourth quarter 2012 results were up by $.01, or 2%, from third quarter 2012 and by $.08, or 17%, from fourth quarter 2011.

For the year ended December 31, 2012, net income totaled $35.1 million, or $2.13 per diluted share, compared to $29.7 million, or $1.82 per diluted share, for 2011. On a diluted earnings per share basis, 2012 earnings were up by 17% over 2011. The returns on average equity and average assets for 2012 were 11.97% and 1.16%, respectively, compared to 10.61% and 1.02%, respectively, for 2011.

“Washington Trust had another exceptional performance in 2012, highlighted by record earnings and growth along key business lines,” stated Joseph J. MarcAurele, Washington Trust Chairman, President and CEO. “We have continued to manage our way through these challenging economic times by successfully expanding our market reach, attracting new client relationships, and continuing to make a difference in the communities in which we live and work.”

Selected financial highlights for the fourth quarter of 2012 included:

•	The returns on average equity and average assets for the quarter were 12.01% and 1.19%, respectively, compared to 12.02% and 1.17%, respectively, for the third quarter of 2012.

•
Residential mortgage origination volume and mortgage banking revenues (net gains on loan sales and commissions on loans originated for others) reached an all-time quarterly high and totaled $4.5 million for the quarter, a 28% increase over the prior quarter.

•	Loans totaled $2.3 billion at December 31, 2012, up by $37.3 million, or 2%, from September 30, 2012, led by growth in the commercial loan portfolio.

•	Total deposits amounted to $2.3 billion at December 31, 2012, up $78.0 million, or 3.5%, from September 30, 2012, with growth in lower-cost deposits.

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Washington Trust
Page 2, January 30, 2013

The following transactions were included in the results for fourth quarter of 2012:

•	Balance sheet management transactions were conducted in the quarter and were comprised of:

◦	The sale of mortgage-backed securities with an amortized cost of $33.1 million, resulting in fourth quarter 2012 net realized gains of $924 thousand.

◦	The prepayment of Federal Home Loan Bank of Boston (“FHLBB”) advances totaling $38.8 million, resulting in debt prepayment penalty expense of $1.8 million in the quarter.

◦	The modification of terms of $33.2 million of FHLBB advances with a weighted average maturity of 43 months into longer-term advances with a weighted average maturity of 78 months.

◦
These transactions resulted in net interest income enhancement of approximately $45 thousand in the fourth quarter of 2012 and are expected to result in net interest income enhancement of approximately $577 thousand in 2013, with continuing benefits in future years.

•	A relatively large commercial loan prepayment penalty fee of $357 thousand was received and included in net interest income.

•	Two significant insurance commission fees totaling $462 thousand were received in the quarter and reported in wealth management revenues.

•	The Corporation made a $400 thousand contribution to its charitable foundation, which was classified in other noninterest expenses.
The net impact of these transactions was a reduction in earnings of 2 cents per diluted share in the fourth quarter of 2012.

Net Interest Income
The net interest margin for the fourth quarter of 2012 was 3.33%. Excluding the impact of the above mentioned commercial loan prepayment penalty fee, the net interest margin for the fourth quarter of 2012 was 3.28%, unchanged from the previous quarter and up by 6 basis points from 3.22% in the fourth quarter of 2011. The year over year improvement in the net interest margin largely reflected a reduction in the cost of funds.

Average interest-earning assets for the fourth quarter of 2012 increased by $6.8 million from the previous quarter and by $58.7 million from the fourth quarter of 2011, reflecting solid loan growth partially offset by reductions in the securities portfolio.

Fourth quarter 2012 net interest income amounted to $23.2 million. Excluding the fourth quarter 2012 fee, net interest income was up slightly compared to the previous quarter and up by $792 thousand, or 4%, compared to the fourth quarter of 2011.

Noninterest Income
Noninterest income for the fourth quarter of 2012 totaled $17.9 million, up by $966 thousand, or 6%, from the previous quarter and up by $3.1 million, or 21%, from the fourth quarter of 2011. Included in noninterest income were:

•	Fourth quarter 2012 wealth management insurance commission fees of $462 thousand mentioned above;

•	Net realized gains on sales of securities of $924 thousand in the fourth quarter of 2012;

•	A $528 thousand non-taxable gain related to the receipt of BOLI proceeds in the third quarter of 2012; and

•	$501 thousand of net realized gains on sales of securities recognized in the fourth quarter of 2011.

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Washington Trust
Page 3, January 30, 2013

Excluding these items, noninterest income for the fourth quarter of 2012 increased by $108 thousand, or 1%, from the previous quarter and up by $2.2 million, or 15%, from the fourth quarter of 2011. Significant changes in noninterest income, on this basis, included the following:

•
Mortgage banking revenues increased by $972 thousand, or 28%, from the third quarter of 2012 and by $1.5 million, or 53%, from the fourth quarter of 2011, due to a record quarter of mortgage origination and sales activity.

•
Fourth quarter 2012 wealth management revenues were $7.8 million. Excluding the above mentioned insurance commission fees, these revenues were up by $135 thousand, or 2%, on a linked quarter basis and up by $403 thousand, or 6%, compared to the fourth quarter of 2011.

•
Merchant processing fees totaled $2.2 million for the fourth quarter of 2012, down by $975 thousand, or 30%, on a linked quarter basis and up by $176 thousand, or 9%, compared to the fourth quarter of 2011. On a linked quarter basis, the decline reflects a seasonal decrease in the volume of transactions processed for customers. See discussion on the corresponding linked quarter decrease in merchant processing costs under the caption “Noninterest Expenses.”

Noninterest Expenses
Noninterest expenses totaled $27.4 million for the fourth quarter of 2012, up by $1.1 million, or 4%, from the previous quarter and up by $2.6 million, or 11%, from the fourth quarter of 2011. Included in noninterest expenses were:

•	Debt prepayment penalties of $1.8 million in the fourth quarter of 2012, $1.2 million in third quarter of 2012 and $473 thousand in the fourth quarter of 2011; and

•	Charitable contribution expense of $400 thousand in the fourth quarter of 2012 and $990 thousand in the fourth quarter of 2011.

Excluding these items, noninterest expenses for the fourth quarter of 2012 increased by $130 thousand, or 1%, from the previous quarter and up by $1.9 million, or 8%, from the fourth quarter of 2011. Significant changes in noninterest expenses, on this basis, included the following:

•
Salaries and employee benefit costs amounted to $15.7 million in the fourth quarter of 2012, an increase of $447 thousand, or 3%, from the previous quarter and up by $1.7 million, or 12%, from the fourth quarter of 2011, reflecting higher staffing levels to support growth and higher levels of business development based compensation primarily in mortgage banking.

•
Merchant processing costs totaled $1.9 million in the fourth quarter of 2012, down by $804 thousand, or 30%, on a linked quarter basis and up by $138 thousand, or 8%, compared to the fourth quarter of 2011. See the discussion above regarding the corresponding linked quarter decrease in merchant processing fee income.

Income tax expense amounted to $4.0 million for the fourth quarter of 2012, compared to $3.9 million for the third quarter of 2012 and $3.3 million for the fourth quarter of 2011. The effective tax rate for the fourth quarter of 2012 was 30.8%, compared to 30.3% for the previous quarter and 29.7% for the fourth quarter of 2011. Based on the current status of federal and applicable state income tax statutes, the Corporation currently expects the 2013 effective tax rate to be approximately 31.8%.

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Washington Trust
Page 4, January 30, 2013

Asset Quality
Total nonaccrual loans amounted to $22.5 million, or 0.98% of total loans, at December 31, 2012, up by $4.8 million from September 30, 2012. At December 31, 2012, total past due loans amounted to $28.1 million, or 1.22% of total loans, up by $4.5 million from September 30, 2012. These changes in nonaccrual loans and past due loans are largely associated with a small number of larger commercial relationships.

The loan loss provision charged to earnings amounted to $600 thousand for the fourth quarter of 2012, level with the third quarter of 2012 and down by $400 thousand from the fourth quarter of 2011. Net charge-offs amounted to $479 thousand in the fourth quarter of 2012, compared to net charge-offs of $296 thousand in the third quarter of 2012 and $839 thousand in the fourth quarter of 2011.

The allowance for loan losses was $30.9 million, or 1.35% of total loans, at December 31, 2012 compared to $30.8 million, or 1.36% of total loans, at September 30, 2012.

Loans
Total loans rose by $37.3 million, or 2%, in the fourth quarter of 2012, with increases in commercial loans of $33.1 million. Total loans are up by $146.8 million, or 7%, from December 31, 2011, including a $127.8 million, or 11%, increase in total commercial loans.

Investment Securities
The investment securities portfolio amounted to $415.9 million at December 31, 2012, down by $68.0 million from September 30, 2012 and down by $177.5 million from December 31, 2011, primarily due to principal payments received on mortgage-backed securities not being reinvested and balance sheet management transactions that included the sale of mortgage-backed securities.

Deposits and Borrowings
Total deposits increased by $78.0 million, or 3%, in the fourth quarter of 2012 and by $186.3 million, or 9%, since December 31, 2011, reflecting growth in lower-cost non-time categories of deposits.

FHLBB advances totaled $361.2 million at December 31, 2012, down by $56.5 million from September 30, 2012 and down by $179.3 million from December 31, 2011. In addition to balance sheet management transactions, this decline reflects less demand for wholesale funding due to the strong deposit growth.

Other borrowings were $1.2 million at December 31, 2012, compared to $229 thousand at September 30, 2012 and $19.8 million at December 31, 2011. The decline in other borrowings from the balance at December 31, 2011, was primarily due to the maturity of securities sold under repurchase agreements.

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Washington Trust
Page 5, January 30, 2013

Capital Management
Capital levels continued to exceed the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.26% at December 31, 2012, compared to 12.86% at December 31, 2011. Total shareholder's equity was $295.7 million at December 31, 2012, down by $2.7 million from the balance at September 30, 2012 and up by $14.3 million from the balance at December 31, 2011. A charge of $6.1 million to the accumulated other comprehensive income component of shareholders' equity was recorded at December 31, 2012, associated with the periodic remeasurement of the value of defined benefit pension liabilities. This charge was largely due to a decline in the discount rates used to measure the present value of pension liabilities as a result of a reduction in market rates of interest.

Dividends Declared
The Board of Directors declared a quarterly dividend of 24 cents per share for the quarter ended December 31, 2012. The dividend was paid on January 11, 2013 to shareholders of record on January 2, 2013.

Conference Call
Washington Trust will host a conference call on Thursday, January 31, 2013 at 8:30 a.m. Eastern Time to discuss fourth quarter results and business outlook. This call is being webcast and can be accessed through the Investor Relations section of the Washington Trust web site, www.washtrust.com. Individuals may dial in to the call at 1-866-250-8117. The international dial-in number is 1-412-317-6011 and the Canada dial-in number is 1-855-669-9657. A replay of the call will be posted in this same location on the web site shortly after the conclusion of the call. To listen to the replay, dial 1-877-344-7529. For international access, dial 1-412-317-0088. The Conference Number for replay is 10023365. The replay will be available until 9:00 a.m. on February 15, 2013.

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Washington Trust
Page 6, January 30, 2013

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on The NASDAQ Global Select® Stock Market under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.

Forward-Looking Statements
This press release contains certain statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: continued weakness in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of Washington Trust's competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission and as updated by our Quarterly Reports on Form 10-Q, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except par value)	Dec 31, 2012	Dec 31, 2011
Assets:
Cash and due from banks	$73,474	$82,238
Short-term investments	19,176	4,782
Mortgage loans held for sale, at fair value; amortized cost $48,370 in 2012 and $19,624 in 2011	50,056	20,340
Securities:
Available for sale, at fair value; amortized cost $363,408 in 2012 and $524,036 in 2011	375,498	541,253
Held to maturity, at cost; fair value $41,420 in 2012 and $52,499 in 2011	40,381	52,139
Total securities	415,879	593,392
Federal Home Loan Bank stock, at cost	40,418	42,008
Loans:
Commercial and other	1,252,419	1,124,628
Residential real estate	717,681	700,414
Consumer	323,903	322,117
Total loans	2,294,003	2,147,159
Less allowance for loan losses	30,873	29,802
Net loans	2,263,130	2,117,357
Premises and equipment, net	27,232	26,028
Investment in bank-owned life insurance	54,823	53,783
Goodwill	58,114	58,114
Identifiable intangible assets, net	6,173	6,901
Other assets	63,409	59,155
Total assets	$3,071,884	$3,064,098
Liabilities:
Deposits:
Demand deposits	$379,889	$339,809
NOW accounts	291,174	257,031
Money market accounts	496,402	406,777
Savings accounts	274,934	243,904
Time deposits	870,232	878,794
Total deposits	2,312,631	2,126,315
Federal Home Loan Bank advances	361,172	540,450
Junior subordinated debentures	32,991	32,991
Other borrowings	1,212	19,758
Other liabilities	68,226	63,233
Total liabilities	2,776,232	2,782,747
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 16,379,771 shares in 2012 and 16,292,471 shares in 2011	1,024	1,018
Paid-in capital	91,453	88,030
Retained earnings	213,674	194,198
Accumulated other comprehensive loss	(10,499)	(1,895)
Total shareholders’ equity	295,652	281,351
Total liabilities and shareholders’ equity	$3,071,884	$3,064,098

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	(Dollars and shares in thousands, except per share amounts)	Three Months		Twelve Months
	Periods ended December 31,	2012	2011	2012	2011
	Interest income:
Interest and fees on loans		$26,109	$25,284	$102,656	$99,319
Interest on securities:	Taxable	3,241	4,422	15,359	18,704
	Nontaxable	664	727	2,699	3,001
	Dividends on corporate stock and Federal Home Loan Bank stock	49	57	256	253
	Other interest income	27	17	91	69
	Total interest income	30,090	30,507	121,061	121,346
	Interest expense:
	Deposits	3,380	3,652	13,590	15,692
	Federal Home Loan Bank advances	3,148	4,202	14,957	18,158
	Junior subordinated debentures	394	393	1,570	1,568
	Other interest expense	4	245	248	973
	Total interest expense	6,926	8,492	30,365	36,391
	Net interest income	23,164	22,015	90,696	84,955
	Provision for loan losses	600	1,000	2,700	4,700
	Net interest income after provision for loan losses	22,564	21,015	87,996	80,255
	Noninterest income:
	Wealth management services:
	Trust and investment advisory fees	5,991	5,487	23,465	22,532
	Mutual fund fees	1,018	994	4,069	4,287
	Financial planning, commissions and other service fees	781	444	2,107	1,487
	Wealth management services	7,790	6,925	29,641	28,306
	Service charges on deposit accounts	837	793	3,193	3,455
	Merchant processing fees	2,232	2,056	10,159	9,905
	Card interchange fees	636	584	2,480	2,249
	Income from bank-owned life insurance	479	493	2,448	1,939
	Net gains on loan sales and commissions on loans originated for others	4,476	2,935	14,092	5,074
	Net realized gains on securities	924	501	1,223	698
	Net gains on interest rate swap contracts	168	12	255	6
	Equity in earnings (losses) of unconsolidated subsidiaries	82	220	196	(213)
	Other income	275	307	1,748	1,536
	Noninterest income, excluding other-than-temporary impairment losses	17,899	14,826	65,435	52,955
	Total other-than-temporary impairment losses on securities	57	—	(28)	(54)
	Portion of loss recognized in other comprehensive income (before tax)	(69)	—	(193)	(137)
	Net impairment losses recognized in earnings	(12)	—	(221)	(191)
	Total noninterest income	17,887	14,826	65,214	52,764
	Noninterest expense:
	Salaries and employee benefits	15,661	13,957	59,786	51,095
	Net occupancy	1,518	1,376	6,039	5,295
	Equipment	1,222	1,133	4,640	4,344
	Merchant processing costs	1,903	1,765	8,593	8,560
	Outsourced services	900	920	3,560	3,530
	FDIC deposit insurance costs	419	429	1,730	2,043
	Legal, audit and professional fees	641	538	2,240	1,927
	Advertising and promotion	435	478	1,730	1,819
	Amortization of intangibles	173	246	728	951
	Foreclosed property costs	158	329	762	878
	Debt prepayment penalties	1,774	473	3,908	694
	Other expenses	2,617	3,130	8,622	9,237
	Total noninterest expense	27,421	24,774	102,338	90,373
	Income before income taxes	13,030	11,067	50,872	42,646
	Income tax expense	4,007	3,290	15,798	12,922
	Net income	$9,023	$7,777	$35,074	$29,724

	Weighted average common shares outstanding - basic	16,376	16,288	16,358	16,254
	Weighted average common shares outstanding - diluted	16,425	16,326	16,401	16,284
Per share information:	Basic earnings per common share	$0.55	$0.48	$2.13	$1.82
	Diluted earnings per common share	$0.55	$0.47	$2.13	$1.82
	Cash dividends declared per share	$0.24	$0.22	$0.94	$0.88

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
Financial Data:
Total assets	$3,071,884	$3,048,868	$3,041,050	$3,028,690	$3,064,098
Total loans	2,294,003	2,256,697	2,213,842	2,155,359	2,147,159
Total securities	415,879	483,858	516,193	558,284	593,392
Total deposits	2,312,631	2,234,659	2,130,453	2,145,562	2,126,315
Total shareholders' equity	295,652	298,394	292,734	287,935	281,351
Net interest income	23,164	22,736	22,411	22,385	22,015
Provision for loan losses	600	600	600	900	1,000
Noninterest income, excluding OTTI losses	17,899	16,921	16,174	14,441	14,826
Net OTTI losses recognized in earnings	(12)	—	—	(209)	—
Noninterest expenses	27,421	26,290	25,228	23,399	24,774
Income tax expense	4,007	3,867	4,044	3,880	3,290
Net income	9,023	8,900	8,713	8,438	7,777

Share Data:
Basic earnings per common share	$0.55	$0.54	$0.53	$0.51	$0.48
Diluted earnings per common share	$0.55	$0.54	$0.53	$0.51	$0.47
Dividends declared per share	$0.24	$0.24	$0.23	$0.23	$0.22
Book value per share	$18.05	$18.23	$17.89	$17.61	$17.27
Tangible book value per share - Non-GAAP (1)	$14.13	$14.29	$13.94	$13.64	$13.28
Market value per share	$26.31	$26.27	$24.38	$24.14	$23.86
Shares outstanding at end of period	16,380	16,371	16,359	16,354	16,292
Weighted average common shares outstanding - basic	16,376	16,366	16,358	16,330	16,288
Weighted average common shares outstanding - diluted	16,425	16,414	16,392	16,370	16,327

Key Ratios:
Return on average assets	1.19%	1.17%	1.16%	1.11%	1.04%
Return on average tangible assets - Non-GAAP (1)	1.21%	1.19%	1.18%	1.14%	1.07%
Return on average equity	12.01%	12.02%	11.98%	11.85%	10.89%
Return on average tangible equity - Non-GAAP (1)	15.29%	15.37%	15.41%	15.35%	14.10%

Capital Ratios:
Tier 1 risk-based capital	12.01% (i)	11.93%	11.90%	11.96%	11.61%
Total risk-based capital	13.26% (i)	13.18%	13.15%	13.22%	12.86%
Tier 1 leverage ratio	9.30% (i)	9.11%	9.00%	8.75%	8.70%
Equity to assets	9.62%	9.79%	9.63%	9.51%	9.18%
Tangible equity to tangible assets - Non-GAAP (1)	7.69%	7.84%	7.66%	7.53%	7.21%
(i) - estimated

Wealth Management Assets under Administration:
Balance at beginning of period	$4,242,520	$4,079,913	$4,196,447	$3,900,061	$3,728,837
Net investment (depreciation) appreciation & income	(5,887)	155,427	(131,896)	298,155	215,449
Net client cash flows	(36,993)	7,180	15,362	(1,769)	(36,815)
Other (2)	—	—	—	—	(7,410)
Balance at end of period	$4,199,640	$4,242,520	$4,079,913	$4,196,447	$3,900,061

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

(2)
Represents declassifications of largely low fee-paying assets from assets under administration due to a change in the scope and/or frequency of services provided by Washington Trust. The impact of this change on wealth management revenues was minimal.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Twelve Months Ended
(Dollars and shares in thousands, except per share amounts)	Dec 31, 2012	Dec 31, 2011
Financial Data:
Net interest income	$90,696	$84,955
Provision for loan losses	2,700	4,700
Noninterest income, excluding OTTI losses	65,435	52,955
Net OTTI losses recognized in earnings	(221)	(191)
Noninterest expenses	102,338	90,373
Income tax expense	15,798	12,922
Net income	35,074	29,724

Share Data:
Basic earnings per common share	$2.13	$1.82
Diluted earnings per common share	$2.13	$1.82
Dividends declared per share	$0.94	$0.88
Weighted average common shares outstanding - basic	16,358	16,254
Weighted average common shares outstanding - diluted	16,401	16,284

Key Ratios:
Return on average assets	1.16%	1.02%
Return on average tangible assets - Non-GAAP (1)	1.18%	1.04%
Return on average equity	11.97%	10.61%
Return on average tangible equity - Non-GAAP (1)	15.35%	13.85%

Asset Quality Data:
Allowance for Loan Losses:
Balance at beginning of period	$29,802	$28,583
Provision charged to earnings	2,700	4,700
Charge-offs	(2,335)	(3,834)
Recoveries	706	353
Balance at end of period	$30,873	$29,802

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$43	$953
Other commercial	1,076	1,374
Residential real estate mortgages	257	637
Consumer	253	517
Total	$1,629	$3,481

Net charge-offs to average loans (annualized)	0.07%	0.17%

Wealth Management Assets Under Administration:
Balance at beginning of period	$3,900,061	$3,967,207
Net investment appreciation (depreciation) & income	315,799	(12,324)
Net client cash flows	(16,220)	(47,412)
Other (2)	—	(7,410)
Balance at end of period	$4,199,640	$3,900,061

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

(2)
Represents declassifications of largely low fee-paying assets from assets under administration due to a change in the scope and/or frequency of services provided by Washington Trust. The impact of this change on wealth management revenues was minimal.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	For the Quarters Ended
	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial mortgages and other commercial loans	4.90%	4.94%	5.03%	5.13%	5.19%
Residential real estate loans, including mortgage loans held for sale	4.23%	4.32%	4.40%	4.51%	4.46%
Consumer loans	3.86%	3.89%	3.85%	3.89%	3.87%
Total loans	4.53%	4.59%	4.65%	4.74%	4.74%
Cash, federal funds sold and other short-term investments	0.26%	0.26%	0.23%	0.15%	0.19%
FHLBB stock	0.48%	0.51%	0.54%	0.50%	0.30%
Taxable debt securities	3.49%	3.50%	3.63%	3.62%	3.58%
Nontaxable debt securities	5.89%	5.83%	5.93%	5.92%	5.82%
Corporate stocks	—%	—%	7.58%	7.16%	5.89%
Total securities	3.86%	3.83%	3.95%	3.93%	3.88%
Total interest-earning assets	4.31%	4.34%	4.41%	4.43%	4.44%
Liabilities:
NOW accounts	0.07%	0.06%	0.06%	0.08%	0.10%
Money market accounts	0.28%	0.26%	0.23%	0.22%	0.24%
Savings accounts	0.09%	0.11%	0.11%	0.11%	0.12%
Time deposits	1.32%	1.33%	1.35%	1.41%	1.45%
FHLBB advances	3.27%	3.18%	3.25%	3.14%	3.44%
Junior subordinated debentures	4.75%	4.74%	4.77%	4.78%	4.73%
Other	5.51%	6.33%	2.07%	4.98%	4.59%
Total interest-bearing liabilities	1.19%	1.27%	1.33%	1.38%	1.45%

Interest rate spread (taxable equivalent basis)	3.12%	3.07%	3.08%	3.05%	2.99%
Net interest margin (taxable equivalent basis)	3.33%	3.28%	3.30%	3.27%	3.22%

	At December 31, 2012
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$29,458	$2,212	$—	$31,670
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	217,136	14,097	—	231,233
States and political subdivisions	68,196	4,424	—	72,620
Trust preferred securities:
Individual name issuers	30,677	—	(5,926)	24,751
Collateralized debt obligations	4,036	—	(3,193)	843
Corporate bonds	13,905	476	—	14,381
Total securities available for sale	363,408	21,209	(9,119)	375,498
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	40,381	1,039	—	41,420
Total securities held to maturity	40,381	1,039	—	41,420
Total securities	$403,789	$22,248	($9,119)	$416,918

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
		Period End Balances At
(Dollars in thousands)		Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
Loans:
Commercial:	Mortgages	$710,813	$693,221	$664,410	$642,012	$624,813
	Construction & development	27,842	25,132	17,365	11,130	10,955
	Other	513,764	500,974	510,220	486,258	488,860
	Total commercial	1,252,419	1,219,327	1,191,995	1,139,400	1,124,628
Residential real estate:	Mortgages	692,798	692,659	680,772	675,249	678,582
	Homeowner construction	24,883	22,753	21,247	21,708	21,832
	Total residential real estate	717,681	715,412	702,019	696,957	700,414
Consumer:	Home equity lines	226,861	227,549	224,550	223,311	223,430
	Home equity loans	39,329	39,452	40,690	40,793	43,121
	Other	57,713	54,957	54,588	54,898	55,566
	Total consumer	323,903	321,958	319,828	319,002	322,117
	Total loans	$2,294,003	$2,256,697	$2,213,842	$2,155,359	$2,147,159

	At December 31, 2012
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$707,068	95.7%
New York	22,081	3.0%
New Hampshire	9,290	1.3%
Other	216	—%
Total commercial real estate loans (1)	$738,655	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At December 31, 2012
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$697,814	97.2%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	9,591	1.3%
New Hampshire	3,903	0.5%
Ohio	2,953	0.4%
Washington, Oregon	1,379	0.2%
Georgia	1,101	0.2%
New Mexico	476	0.1%
Other	464	0.1%
Total residential mortgages	$717,681	100.0%

	Period End Balances At
(Dollars in thousands)	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
Deposits:
Demand deposits	$379,889	$352,330	$321,488	$333,833	$339,809
NOW accounts	291,174	267,495	263,124	258,986	257,031
Money market accounts	496,402	459,671	388,686	400,396	406,777
Savings accounts	274,934	268,191	264,772	257,495	243,904
Time deposits	870,232	886,972	892,383	894,852	878,794
Total deposits	$2,312,631	$2,234,659	$2,130,453	$2,145,562	$2,126,315

Out-of-market brokered certificates of deposits included in time deposits	$102,636	$98,603	$102,661	$95,989	$90,073
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,209,995	$2,136,056	$2,027,792	$2,049,573	$2,036,242

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
Asset Quality Data:
Nonperforming Assets:
Commercial mortgages	$10,681	$5,956	$2,597	$5,099	$5,709
Commercial construction and development	—	—	—	—	—
Other commercial	4,412	3,201	3,405	4,200	3,708
Residential real estate mortgages	6,158	7,127	8,659	9,031	10,614
Consumer	1,292	1,463	1,081	1,069	1,206
Total nonaccrual loans	$22,543	$17,747	$15,742	$19,399	$21,237
Nonaccrual investment securities	843	929	767	750	887
Property acquired through foreclosure or repossession	2,047	2,447	2,332	3,478	2,647
Total nonperforming assets	$25,433	$21,123	$18,841	$23,627	$24,771

Total past due loans to total loans	1.22%	1.05%	0.92%	0.98%	1.22%
Nonperforming assets to total assets	0.83%	0.69%	0.62%	0.78%	0.81%
Nonaccrual loans to total loans	0.98%	0.79%	0.71%	0.90%	0.99%
Allowance for loan losses to nonaccrual loans	136.95%	173.28%	193.42%	154.88%	140.33%
Allowance for loan losses to total loans	1.35%	1.36%	1.38%	1.39%	1.39%

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$9,569	$9,131	$1,251	$1,059	$6,389
Other commercial	6,577	6,880	6,916	7,329	6,625
Residential real estate mortgages	1,123	386	570	935	1,481
Consumer	154	158	159	174	171
Accruing troubled debt restructured loans	17,423	16,555	8,896	9,497	14,666
Nonaccrual troubled debt restructured loans:
Commercial mortgages	—	—	—	348	91
Other commercial	2,063	2,306	2,317	2,361	2,154
Residential real estate mortgages	688	1,697	2,028	1,904	2,615
Consumer	44	46	47	35	106
Nonaccrual troubled debt restructured loans	2,795	4,049	4,392	4,648	4,966
Total troubled debt restructured loans	$20,218	$20,604	$13,288	$14,145	$19,632

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$373	$3,978	$411	$104	$1,621
Other commercial loans	260	2,719	849	1,031	3,760
Residential real estate mortgages	4,840	2,368	4,969	4,468	3,969
Consumer loans	1,134	1,876	2,660	2,404	1,073
Loans 30-59 days past due	$6,607	$10,941	$8,889	$8,007	$10,423

Loans 60-89 Days Past Due:
Commercial mortgages	$408	$874	$233	$—	$315
Other commercial loans	296	1,169	434	33	982
Residential real estate mortgages	1,951	821	1,600	488	1,505
Consumer loans	385	1,213	677	219	263
Loans 60-89 days past due	$3,040	$4,077	$2,944	$740	$3,065

Loans 90 Days or more Past Due:
Commercial mortgages	$10,300	$2,495	$2,339	$4,676	$4,995
Other commercial loans	3,647	1,366	1,714	2,521	633
Residential real estate mortgages	3,658	3,924	4,039	4,843	6,283
Consumer loans	844	811	362	326	874
Loans 90 days or more past due	$18,449	$8,596	$8,454	$12,366	$12,785

Total Past Due Loans:
Commercial mortgages	$11,081	$7,347	$2,983	$4,780	$6,931
Other commercial loans	4,203	5,254	2,997	3,585	5,375
Residential real estate mortgages	10,449	7,113	10,608	9,799	11,757
Consumer loans	2,363	3,900	3,699	2,949	2,210
Total past due loans	$28,096	$23,614	$20,287	$21,113	$26,273

Nonaccrual loans included in past due loans	$20,979	$14,471	$12,719	$14,747	$17,588

	For the Quarters Ended
(Dollars in thousands)	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
Allowance for Loan Losses:
Balance at beginning of period	$30,752	$30,448	$30,045	$29,802	$29,641
Provision charged to earnings	600	600	600	900	1,000
Charge-offs	(534)	(424)	(696)	(681)	(920)
Recoveries	55	128	499	24	81
Balance at end of period	$30,873	$30,752	$30,448	$30,045	$29,802

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$212	$212	($388)	$7	$249
Other commercial	225	(22)	549	324	39
Residential real estate mortgages	39	41	(47)	224	273
Consumer	3	65	83	102	278
Total	$479	$296	$197	$657	$839

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
Three months ended December 31,	2012			2011
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial mortgages and other commercial loans	$1,227,120	$15,121	4.90%	$1,082,834	$14,159	5.19%
Residential real estate loans, including mortgage loans held for sale	757,764	8,049	4.23%	717,250	8,065	4.46%
Consumer loans	322,476	3,131	3.86%	323,339	3,155	3.87%
Total loans	2,307,360	26,301	4.53%	2,123,423	25,379	4.74%
Cash, federal funds sold and short-term investments	42,056	27	0.26%	35,429	17	0.19%
FHLBB stock	40,418	49	0.48%	42,008	32	0.30%

Taxable debt securities	369,736	3,241	3.49%	490,589	4,422	3.58%
Nontaxable debt securities	68,198	1,010	5.89%	75,352	1,105	5.82%
Corporate stocks	—	—	—%	2,291	34	5.89%
Total securities	437,934	4,251	3.86%	568,232	5,561	3.88%
Total interest-earning assets	2,827,768	30,628	4.31%	2,769,092	30,989	4.44%
Noninterest-earning assets	216,996			214,556
Total assets	$3,044,764			$2,983,648
Liabilities and Shareholders' Equity:
NOW accounts	$276,572	$49	0.07%	$243,241	$63	0.10%
Money market accounts	473,747	338	0.28%	402,652	245	0.24%
Savings accounts	271,716	60	0.09%	239,110	70	0.12%
Time deposits	886,355	2,933	1.32%	897,535	3,274	1.45%
FHLBB advances	382,465	3,148	3.27%	484,537	4,202	3.44%
Junior subordinated debentures	32,991	394	4.75%	32,991	393	4.73%
Other	289	4	5.51%	21,194	245	4.59%
Total interest-bearing liabilities	2,324,135	6,926	1.19%	2,321,260	8,492	1.45%
Demand deposits	362,060			330,027
Other liabilities	58,139			46,654
Shareholders' equity	300,430			285,707
Total liabilities and shareholders' equity	$3,044,764			$2,983,648
Net interest income (FTE)		$23,702			$22,497
Interest rate spread			3.12%			2.99%
Net interest margin			3.33%			3.22%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)
Three months ended December 31,	2012	2011
Commercial loans	$192	$95
Nontaxable debt securities	346	376
Corporate stocks	—	11
Total	$538	$482

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
Twelve months ended December 31,	2012			2011
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial mortgages and other commercial loans	$1,177,268	$58,823	5.00%	$1,063,322	$55,592	5.23%
Residential real estate loans, including mortgage loans held for sale	733,178	31,974	4.36%	678,697	31,447	4.63%
Consumer loans	320,828	12,428	3.87%	324,002	12,649	3.90%
Total loans	2,231,274	103,225	4.63%	2,066,021	99,688	4.83%
Cash, federal funds sold and short-term investments	41,359	91	0.22%	35,625	69	0.19%
FHLBB stock	40,713	207	0.51%	42,008	124	0.30%

Taxable debt securities	431,024	15,359	3.56%	489,210	18,704	3.82%
Nontaxable debt securities	69,838	4,115	5.89%	77,634	4,555	5.87%
Corporate stocks	910	68	7.47%	2,456	177	7.21%
Total securities	501,772	19,542	3.89%	569,300	23,436	4.12%
Total interest-earning assets	2,815,118	123,065	4.37%	2,712,954	123,317	4.55%
Noninterest-earning assets	221,031			214,214
Total assets	$3,036,149			$2,927,168
Liabilities and Shareholders' Equity:
NOW accounts	$259,595	$175	0.07%	$232,545	$242	0.10%
Money market accounts	430,262	1,078	0.25%	392,002	1,051	0.27%
Savings accounts	261,795	276	0.11%	229,180	286	0.12%
Time deposits	893,474	12,061	1.35%	925,064	14,113	1.53%
FHLBB advances	466,424	14,957	3.21%	492,714	18,158	3.69%
Junior subordinated debentures	32,991	1,570	4.76%	32,991	1,568	4.75%
Other	5,093	248	4.87%	21,891	973	4.44%
Total interest-bearing liabilities	2,349,634	30,365	1.29%	2,326,387	36,391	1.56%
Demand deposits	338,046			278,120
Other liabilities	55,382			42,554
Shareholders' equity	293,087			280,107
Total liabilities and shareholders' equity	$3,036,149			$2,927,168
Net interest income (FTE)		$92,700			$86,926
Interest rate spread			3.08%			2.99%
Net interest margin			3.29%			3.20%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)
Twelve months ended December 31,	2012	2011
Commercial loans	$569	$369
Nontaxable debt securities	1,416	1,553
Corporate stocks	19	49
Total	$2,004	$1,971

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$295,652	$298,394	$292,734	$287,935	$281,351
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	6,173	6,346	6,528	6,714	6,901
Total tangible shareholders' equity at end of period	$231,365	$233,934	$228,092	$223,107	$216,336

Shares outstanding at end of period	16,380	16,371	16,359	16,354	16,292

Book value per share - GAAP	$18.05	$18.23	$17.89	$17.61	$17.27
Tangible book value per share - Non-GAAP	$14.13	$14.29	$13.94	$13.64	$13.28

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$231,365	$233,934	$228,092	$223,107	$216,336

Total assets at end of period	$3,071,884	$3,048,868	$3,041,050	$3,028,690	$3,064,098
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	6,173	6,346	6,528	6,714	6,901
Total tangible assets at end of period	$3,007,597	$2,984,408	$2,976,408	$2,963,862	$2,999,083

Equity to assets - GAAP	9.62%	9.79%	9.63%	9.51%	9.18%
Tangible equity to tangible assets - Non-GAAP	7.69%	7.84%	7.66%	7.53%	7.21%

Calculation of Return on Average Tangible Assets:
Net income	$9,023	$8,900	$8,713	$8,438	$7,777

Total average assets	$3,044,764	$3,045,203	$3,017,167	$3,037,270	$2,983,648
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	6,257	6,434	6,619	6,805	7,025
Total average tangible assets	$2,980,393	$2,980,655	$2,952,434	$2,972,351	$2,918,509

Return on average assets - GAAP	1.19%	1.17%	1.16%	1.11%	1.04%
Return on average tangible assets - Non-GAAP	1.21%	1.19%	1.18%	1.14%	1.07%

Calculation of Return on Average Tangible Equity:
Net income	$9,023	$8,900	$8,713	$8,438	$7,777

Total average shareholders' equity	$300,430	$296,150	$290,854	$284,801	$285,707
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	6,257	6,434	6,619	6,805	7,025
Total average tangible shareholders' equity	$236,059	$231,602	$226,121	$219,882	$220,568

Return on average shareholders' equity - GAAP	12.01%	12.02%	11.98%	11.85%	10.89%
Return on average tangible shareholders' equity - Non-GAAP	15.29%	15.37%	15.41%	15.35%	14.10%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	Twelve Months Ended
(Dollars in thousands)	Dec 31, 2012	Dec 31, 2011
Calculation of Return on Average Tangible Assets:
Net income	$35,074	$29,724

Total average assets	$3,036,149	$2,927,168
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	6,528	7,374
Total average tangible assets	$2,971,507	$2,861,680

Return on average assets - GAAP	1.16%	1.02%
Return on average tangible assets - Non-GAAP	1.18%	1.04%

Calculation of Return on Average Tangible Equity:
Net income	$35,074	$29,724

Total average shareholders' equity	$293,087	$280,107
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	6,528	7,374
Total average tangible shareholders' equity	$228,445	$214,619

Return on average shareholders' equity - GAAP	11.97%	10.61%
Return on average tangible shareholders' equity - Non-GAAP	15.35%	13.85%